Exhibit 32.2

AXIS CAPITAL HOLDINGS LIMITED

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of AXIS Capital Holdings Limited (the “Company”) for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Cook, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 30, 2005	/s/ Andrew Cook
Andrew Cook
Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.